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                                                                     EXHIBIT 5.1

                           [PERKINS COIE LETTERHEAD]

                                 March 23, 2000


Targeted Genetics Corporation
1100 Olive Way, Suite 100
Seattle, WA  98101

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the sale by certain Selling Shareholders of Targeted Genetics Corporation (the "Company") of up to 4,313,184 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock") and in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the effectiveness of the Registration Statement and any amendments thereto;

     (b) due action by the Selling Shareholders authorizing the sale of the Shares;

     (c) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the Selling Shareholder actions authorizing the sale of the Shares; and

     (d) receipt by the Selling Shareholders of the consideration for the Shares, as contemplated by the Registration Statement;

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,


                                       /s/ PERKINS COIE